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Exhibit 3.47

CERTIFICATE OF INCORPORATION

OF

HBE ACQUISITION CORP.

To:
The Secretary of State
State of New Jersey

        Pursuant to the provisions of the New Jersey Business Corporation Act, the undersigned, being a natural person of at least 18 years of age and acting as the incorporator of the Corporation hereby being organized thereunder, certifies that:

        FIRST:    The name of the Corporation (hereinafter called the ("corporation") is

HBE ACQUISITION CORP.

        SECOND:    The Corporation is organized to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act, and, in addition and without limiting the generality of the forgoing, for the following purpose or purposes:

          To produce, manufacture, make, customize, fabricate, repair, install, maintain, service, sell, market, lease, rent, franchise, import, export, and finance communication devices, equipment, gear, machinery, lines, networks and systems including but not limited to close-circuit television, two-way radio, paging, cellular telephone and trunking.

          To acquire, purchase, buy, .sell, finance, merge with or into other corporations, partnerships, joint ventures, individual proprietorships and businesses engaged in the same, similar or related- activities as those set forth immediately above.

          To carry on a general mercantile, Industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, and merchandise, commodities, and unimproved, improved, finished, processed, and 'other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the Corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

          To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and' otherwise handle, manage, operate, deal in and dispose of' real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a 'general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

          To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell,-assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

            (a)   inventions, devices, formulae, processes and any improvements and modifications thereof;

            (b)   letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols, and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto:

            (c)   franchises, licenses, grants, and concessions.

          To have all of the powers conferred upon corporations organized under the New Jersey Business Corporation Act.

        THIRD:    The aggregate number of shares which the Corporation shall have authority to issue is One Thousand (1,000) all of which are' of a par value of $01 per share and all of which are of the same class.

        FOURTH:    The address of the initial registered office of the Corporation within the State of New Jersey is do The Prentice-Hall Corporation System, New Jersey, Inc., 150 West State Street, Trenton, New Jersey 08608; and, the name of the initial registered agent at such address is The Prentice-Hall Corporation System, New Jersey, Inc.

        FIFTH:    The number of directors constituting the first Board of Directors of the Corporation is three (3); and the name and' the address of the persons who 'are to serve as the directors of the corporation are as follows:

NAME	ADDRESS
James Henry Irv Witcosky	c/o Henry Bros. Electronics, Inc. E. 64 Midland Ave. Paramus, New Jersey 07653-0144
Alfred Albrecht	c/o Security Management Systems, Inc. 10-42 Jackson Ave. Long Island City, New York 11101

        SIXTH:    The name and the address of the incorporator is as follows;

NAME	ADDRESS
Kenneth T. Cascone	c/o Cascone & Cole 711 Third Avenue New York, New York 10017

        SEVENTH:    For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its shareholders or any class thereof, as the case may be, it is further provided:

          1.     The management of the business and the conduct of the affairs of the Corporation, including the election of the Chairman of the Board of Directors, if any, the President, the Treasurer, the Secretary, and other principal officers of the corporation, shall be vested in its Board of Directors.

          2.     The Board of Directors shall have the power to remove directors for cause and to suspend directors pending a final determination that cause exists for removal.

          3.     The corporation shall, to, the fullest extent permitted by Section 14A:3-5 of the New Jersey Business Corporation Act, as the same may be amended and supplemented, indemnify any and all corporate agents whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which-those indemnified may be entitled under any By-Law, agreement, vote of shareholders, or otherwise, and shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of the heirs, executors, administrators, and personal representatives of such a corporate agent. The term "corporate agent" as used herein shall have the meaning attributed to it by Sections 14A:3-5 and 14A:5-21 of the New Jersey Business Corporation Act and by any other applicable provision of law.

          4.     The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by subsection 14A:2-7 of the New Jersey Business Corporation Act, as the -same may be amended and supplemented.

        NINTH:    The duration of the Corporation is to be perpetual.

Signed on September 11, 1989.

/s/ Kenneth T. Cascone
Kenneth T. Cascone, Incorporator

 CERTIFICATE OF REGISTRATION
OF CORPORATE ALTERNATE NAME FOR
HBE ACQUISITION CORP.

TO:
Secretary of State
Trenton, New Jersey

        The undersigned, a Now Jersey corporation, certifies as follows:

  1.
  The name of the corporation is HBE Acquisition Corp. It was incorporated in New Jersey on 10/31/1989.

  2.
  The alternate name under which the corporation will transact business is Henry Bros. Electronics.

  3.
  The character or nature of the business to be conducted using the alternate name is as follows: Electronic systems CCTV, access control.

  4.
  The corporation intends to use this alternate name in the State of New Jersey.

  5.
  The corporation has not previously used this alternate name in this State in violation of the alternate name statute.

        IN WITNESS WHEREOF, the undersigned execute this certificate.

Date: December 31, 1997

HBE Acquisition Corp.
By:	/s/ James Henry
James Henry—President

Corporation Federal Employer Identification No. 22-3000080

 REGISTRATION OF ALTERNATE NAME
(For Use by Domestic Profit and Foreign Corporations)
(Profit and Nonprofit Corporations)

Check Appropriate Statute:
☒	Title 14A:2-21 (2) New Jersey Business Corporation Act
☐	Title 15A:2-2-5

Mail to Department of the Treasury, Division of Revenue, CN-308, Trenton, NJ 08625

        Pursuant to the provisions of the appropriate Statute, checked above, of the New Jersey Statutes, the undersigned corporation hereby applies for the registration of an Alternate Name in New Jersey for a period of five (5) years, and for the purpose submits that following application:

1.	Name of Corporation:	HBE ACQUISITION CORP.
2.	Corporation Number:	22-3000080
3.	Set Forth state of Original Incorporation:	New Jersey
4.	Date of Incorporation:	OCTOBER 13, 1989
Date of Authorization (Foreign):
5.	Alternate Name to be Used:	HENRY BROS. ELECTRONICS
6.	The Character or Nature of the Particular Business/Activity to be Conducted using the Alternate Name is:
Security Integrators, ACCESS CONTROL SYSTEMS, CCTV
7.	The Corporation Intends to Use the Alternate Name in this State. NEW JERSEY
8.	The Corporation has not previously used the Alternate Name in this State in violation of this Statute, or, if it has, the month and year in which it commenced such use is:

Signature:	/s/ Irvin Witcosky
Name:	IRVIN WITCOSKY (Print Above Name)
Title:	VICE PRESIDENT (Must be Ch. of Bd. Pres. or Vice Pres.)
Date:	June 22, 2001

 New Jersey Department of the Treasury
Division of Revenue
Certificate of Amendment to
Certificate of Incorporation
(For Use by Domestic Profit Corporations)

        Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation.

        1.     The name of the corporation is: HBE Acquisition Corp.

        2.     The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 10th day of Oct. 2002

        Resolved, that Article First of the Certificate of Incorporation be amended to read as follows:

          The name of the Corporation (hereinafter called the "Corporation") is Henry Bros. Electronics, Inc.

        3.     The number of shares outstanding at the time of the adoption of the amendment was: 1,000 The total number of shares entitled to vote thereon was: 1,000

        If the shares of any class or series of shares are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable).

        4.     The number of shares voting for and against such amendment is as follows: (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively)

Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment
1,000	0

        5.     If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable)

        6.     Other provisions: (Omit if not applicable).

By:	/s/ Irvin Witcosky
Irvin Witcosky, President (Signature)

Dated this 31 day of October, 2002.

May be executed by the Chairman of the Board, or the President, or a Vice President of the Corporation.

QuickLinks

  Exhibit 3.47
CERTIFICATE OF INCORPORATION OF HBE ACQUISITION CORP.
CERTIFICATE OF REGISTRATION OF CORPORATE ALTERNATE NAME FOR HBE ACQUISITION CORP.
REGISTRATION OF ALTERNATE NAME (For Use by Domestic Profit and Foreign Corporations) (Profit and Nonprofit Corporations)
New Jersey Department of the Treasury Division of Revenue Certificate of Amendment to Certificate of Incorporation (For Use by Domestic Profit Corporations)